Exhibit 10.6

FIRST AMENDMENT
TO
OFFICEMAX INCORPORATED
2005 DIRECTORS DEFERRED COMPENSATION PLAN

WHEREAS, OfficeMax Incorporated (the “Company”) maintains the OfficeMax Incorporated 2005 Directors Deferred Compensation Plan, effective January 1, 2005 (the “Plan”); and

WHEREAS, pursuant to Section 7 of the Plan, the Company reserves the right to amend the Plan (provided that such amendment not adversely affect the vested rights or benefits of any participant in the Plan without such participant’s consent), acting through its Board of Directors or any committee of the Board of Directors, and now desires to do so in order to comply with Internal Revenue Code Section 409A.

NOW, THEREFORE, Section 4.3 of the Plan is hereby amended, effective January 1, 2009, to read as follows:

“4.3         Change of Deferral Election.  A Participant who wishes to change an election to defer Compensation may do so at any time by notifying the Committee in writing prior to January 1 of the year for which the change in election is to be effective.”